Exhibit 99.1
If we are not able to raise sufficient additional capital, or if we are not successful in executing on strategic alternatives and/or other measures we are currently exploring, we will need to curtail or cease operations and seek relief under the U.S. Bankruptcy Code.
Since our inception, we have incurred net losses on an annual basis, and we will need to raise additional capital through future equity or debt financings in the near future to meet our operational needs and capital requirements for product development and commercialization. If the Company continues with its current monthly cash expenditures and does not raise additional cash through equity offerings, financing activities, additional revenues, asset sales or otherwise, it will not have sufficient cash and cash equivalents or cash flows from operations to meet its operating and liquidity needs during the first quarter of 2026 and may also breach the minimum liquidity covenant contained in the indentures governing the 1L Notes and 2L Notes prior to the end of the fourth quarter of 2025.
In light of the foregoing, we are in the process of exploring a number of potential strategic alternatives, including the sale of all or part of the Company’s business or assets, raising additional capital or restructuring its existing capital structure. No assurances can be given that any strategic transaction will be consummated or that we will be able to raise additional capital. Any additional capital may include the issuance of additional shares of the Company’s Class A common stock, which could result in substantial dilution to the Company’s existing stockholders. If the Company is unable to raise sufficient additional capital, not successful in executing on any other strategic alternatives or unable to consummate another financing or restructuring solution, the Company will need to curtail or cease operations and/or seek relief under the U.S. Bankruptcy Code. In addition, a strategic transaction may be effected through a process under the U.S. Bankruptcy Code. In the event of a future liquidation or bankruptcy proceeding, holders of the Company’s Class A common stock would likely suffer a total loss of their investment.
We caution that trading in our securities is highly speculative and poses substantial risk of loss. Trading prices for our securities may bear little or no relationship to their actual value, including in the event we seek relief in a bankruptcy proceeding.
Doubts regarding our ability to continue as a going concern could have an adverse impact on our relationships with customers, vendors, suppliers, employees, and others, which in turn could materially adversely affect our business, results of operations and financial condition.
Although no determination has been made as to our ability to continue as a going concern, doubts regarding our ability to continue as a going concern could result in the further loss of confidence by customers, vendors, suppliers, employees and others, which in turn could materially adversely affect our business, results of operations and financial condition. Concerns about our financial condition could adversely impact the payment terms we can obtain from some of our vendors and suppliers. Furthermore, the Company is actively managing its working capital and liquidity position and has curtailed, and in the future may curtail, payments to certain of its suppliers. The Company has stopped payments with respect to its Iris LiDAR products for Volvo in light of the ongoing dispute with Volvo. As a result of such actions, our suppliers may stop extending us trade credit, demand immediate payment, refuse to ship product to us and otherwise threaten to terminate their relationship with us, among other remedies.
Furthermore, we depend on our ability to retain our key employees at all levels of our business and on our ability to attract new qualified personnel. If we are unable to retain our key employees and we do not succeed in attracting new qualified personnel as a result of the uncertainty regarding our ability to continue as a going concern, our business and results of operations could suffer.
Doubts regarding our ability to continue as a going concern may adversely impact our customers’ perceptions of our business and our continued viability, which in turn could further negatively impact our revenues. Further declines in our revenues as a result of these perceptions or otherwise may have a material adverse impact our cash flows, results of operations and financial condition, which may require us to curtail or cease operations and/or seek relief under the U.S. Bankruptcy Code. In the event of a future liquidation or bankruptcy proceeding, holders of the Company’s Class A common stock would likely suffer a total loss of their investment.